UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

REPLIGEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 22, 2017, Repligen Corporation (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Top Hat, Inc., a California corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), Swing Time, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Second Merger Sub”), Spectrum, Inc., a California corporation (“Spectrum”), and Roy T. Eddleman as representative of Spectrum’s securityholders. Pursuant to the Merger Agreement, (i) First Merger Sub will merge with and into Spectrum, with Spectrum as the surviving entity and a direct subsidiary of the Company, and (ii) thereafter as part of the same overall transaction, Spectrum will merge with and into Second Merger Sub, with Second Merger Sub as the surviving entity and a direct subsidiary of the Company (together, the “Merger”). Spectrum is currently a supplier of hollow fiber filters to the Company for use in its XCell ATF systems.

The aggregate consideration payable in exchange for all of the outstanding equity securities of Spectrum consists of approximately $120 million in cash and 6,154,000 shares of the Company’s common stock (together, the “Merger Consideration”). The Merger Consideration is subject to adjustment based on (i) cash and working capital adjustment provisions, (ii) the amount of Spectrum’s transaction expenses and indebtedness that remain unpaid as of the closing of the Merger (the “Closing”) and (iii) indemnification obligations of holders of equity securities of Spectrum receiving Merger Consideration. Approximately $27 million of the Merger Consideration was placed into a third party escrow account against which the Company may make claims for indemnification and purchase price adjustments until the fifteen month anniversary of the Closing.

The Merger Agreement contains customary representations, warranties and covenants of the Company, on one hand, and Spectrum, on the other hand, including, among others, covenants by a party with respect to the operations of the businesses of such party and its subsidiaries during the period between execution of the Merger Agreement and the Closing, and prohibiting each party from engaging in certain kinds of activities during such period without the consent of the other party. The Merger Agreement also provides that Spectrum’s securityholders will indemnify the Company following the Closing for breaches of the warranties and covenants of Spectrum, as well as certain other matters, subject to certain specified limitations, including, among other things, limitations on the period during which the Company may make certain claims for indemnification and limitations on the amounts for which Spectrum’s securityholders may be liable.

The Merger is conditioned upon, among other things, the expiration of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of

1976 laws and other customary closing conditions. The Merger Agreement provides for limited termination rights, including, among others, by the mutual consent of the Company and Spectrum, upon certain breaches of representations, warranties, covenants or agreements, and in the event the Merger has not been consummated before September 20, 2017, subject to the ability to extend under certain circumstances.

The assertions embodied in the representation, warranties and covenants set forth in the Merger Agreement were made solely for purposes of the Merger Agreement between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the warranties as statements of factual information at the time they were made or otherwise.

Stockholder Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into a Stockholder Agreement (the “Stockholder Agreement”) with Roy T. Eddleman, the Chief Executive Officer and Chairman of the board of directors of Spectrum. Pursuant to the Stockholder Agreement, following the fifteen month anniversary of the Closing (the “Notice Date”), subject to the absence of certain disqualifying events, Mr. Eddleman will have the right to elect to join the Company’s Board of Directors (the “Board”) and will be nominated by the Board for election by the Company’s stockholders at the following annual or special stockholders meeting. In addition, under the Stockholder Agreement, Mr. Eddleman is subject to certain standstill restrictions, which prohibit Mr. Eddleman from, among other things: (i) engaging in any solicitation of proxies or consents with respect to securities of the Company; (ii) forming or joining a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) with respect to the common stock of the Company; (iii) acquiring voting securities of the Company resulting in Mr. Eddleman having beneficial ownership of more than 19.9% of the Company’s outstanding common stock; (iv) seeking, or encouraging any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors; (v) making, encouraging or supporting any offer or proposal with respect to any merger, acquisition, recapitalization, disposition or other business combination involving the Company; and (vi) making any stockholder proposal, in each case, subject to certain limited exceptions. These standstill restrictions terminate upon the later of (i) the Notice Date or (ii) Mr. Eddleman’s removal or resignation from, or refusal to stand for re-election to, the Board.

In addition, pursuant to the Stockholder Agreement and subject to certain customary exclusions, Mr. Eddleman has agreed to a two-year lock-up of his shares of Company common stock, such that no more than 50% of such shares may be transferred or sold in each of the first and second consecutive twelve month periods following the Closing. Pursuant to the Stockholder Agreement, Mr. Eddleman may also exercise demand registration rights, subject to certain limitations, with respect to his shares of Company common stock.

Financing Commitment Letter

Concurrently with the execution of the Merger Agreement, the Company entered into a Commitment Letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPM”), pursuant to which, among other things, JPM, subject to customary conditions, committed to provide, directly or through its affiliates or assignees, to the Company a senior secured 364-day term loan facility of $30 million (the “Bridge Facility”), the proceeds of which may be used for the payment of the Merger Consideration, for which JPM will act the sole administrative agent, sole lead arranger and sole bookrunner. The definitive agreement for the Bridge Facility will contain, among other terms, affirmative covenants, negative covenants, financial covenants and events of default, in each case to be negotiated by the parties consistent with the Commitment Letter.

From time to time, JPM or its affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company, for which the Company pays customary fees and expenses.

Item 7.01 Regulation FD Disclosure.

On June 23, 2017, the Company issued a press release announcing the entry into the Merger Agreement. This press release is attached to this Current Report on Form 8-K and furnished as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall any of it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the timing of the consummation of the Merger. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the control of the Company, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the risk that the Merger does not close. For additional disclosure regarding these and other risks faced by the Company, see the disclosures contained in the Company’s Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that the Company periodically files with the Securities and Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and the Company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated June 22, 2017, by and among Repligen Corporation, Top Hat, Inc., Swing Time, LLC, Spectrum, Inc., and Roy T. Eddleman.

10.1	Stockholder Agreement, dated June 22, 2017, by and between Repligen Corporation and Roy T. Eddleman.

99.1	Press Release by Repligen Corporation, dated June 23, 2017.

*	Schedules, exhibits, and similar supporting attachments or agreements to the Merger Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. Repligen Corporation agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Dated: June 23, 2017	By:	/s/ Tony J. Hunt
Tony J. Hunt
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated June 22, 2017, by and among Repligen Corporation, Top Hat, Inc., Swing Time, LLC, Spectrum, Inc., and Roy T. Eddleman.

10.1	Stockholder Agreement, dated June 22, 2017, by and between Repligen Corporation and Roy T. Eddleman.

99.1	Press Release by Repligen Corporation, dated June 23, 2017.

*	Schedules, exhibits, and similar supporting attachments or agreements to the Merger Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. Repligen Corporation agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.